UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 1, 2017

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On September 1, 2017, CBL & Associates Limited Partnership (the “Operating Partnership”), the majority-owned operating partnership subsidiary of CBL & Associates Properties, Inc. (the “Company”), and the Company completed its previously announced public offering of $225 million aggregate principal amount of its 5.950% Senior Notes Due 2026 pursuant to an underwriting agreement dated August 29, 2017 by and among the Operating Partnership, the Company and Wells Fargo Securities, LLC, Jefferies LLC and U.S. Bancorp Investments, Inc., as representatives of the underwriters listed on Schedule A thereto (the "Underwriters"). The notes sold in this offering represent an additional issuance of, and will become part of the same series as, the Operating Partnership's $400 million of outstanding 5.950% Senior Notes due 2026, which were previously issued on December 13, 2016, bringing the aggregate principal amount outstanding to $625 million following this offering (collectively, the "Notes"). The terms of the Notes are governed by an Indenture, dated as of November 26, 2013 (the "Base Indenture"), among the Operating Partnership, as issuer, the Company, as limited guarantor, and U.S. Bank National Association, as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of November 26, 2013 (the "First Supplemental Indenture") and the Second Supplemental Indenture, dated as of December 13, 2016 (the "Second Supplemental Indenture" and, together with the Base Indenture and the First Supplemental Indenture, collectively, the "Indenture"), among the Operating Partnership, as issuer, the Company, as limited guarantor, and U.S. Bank National Association, as trustee. For a description of the material terms of the $225 million of additional Notes sold in this offering and of the Indenture see the information set forth below under Item 2.03, which is incorporated into this Item 1.01. As described in Item 2.03 below, the Notes are also subject to a limited guaranty provided by the Company pursuant to a Limited Guarantee dated as of November 26, 2013 (the “Limited Guarantee”).
The Notes and the Limited Guarantee were issued pursuant to the Company's and the Operating Partnership's existing shelf registration statement on Form S-3 (File Nos. 333-205457 and 333-205457-01).
The description herein of the Notes, the Indenture and the Limited Guarantee are summary in nature and are qualified in their entirety by the full text of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Limited Guarantee and the global note evidencing the Notes sold in this offering, which are being included as Exhibits 4.14.1, 4.14.2, 4.14.3, 4.14.4 and 4.14.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The Operating Partnership issued and sold an additional $225 million of the Notes, of which $400 million were previously issued on December 13, 2016. Following the completion of this offering, the aggregate principal amount of the Notes outstanding is $625 million. The Notes mature on December 15, 2026 and bear interest at a rate of 5.950% per annum, payable semi-annually in arrears on June 15 and December 15 of each year. The first interest payment with respect to the $225 million of additional Notes sold in this offering will occur on December 15, 2017 and will include accrued interest from, and including, June 15, 2017, the last payment date with the respect to the $400 million of Notes previously outstanding.
The Notes and the Limited Guarantee rank equal in right of payment to all other current and future unsecured and unsubordinated obligations of the Operating Partnership and the Company, respectively. The Notes are redeemable, at the Operating Partnership's option, in whole or in part from time to time, on not less than 30 days and not more than 60 days prior written notice to the holders of the Notes to be redeemed. The Notes are redeemable for cash, at a price equal to the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date and a “make-whole” premium calculated in accordance with the Indenture, unless the Notes are redeemed on or after September 15, 2026, in which case no “make-whole” premium will be applicable.
The Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the Indenture, the Limited Guarantee or the Notes, and certain events of bankruptcy, insolvency and reorganization. The First Supplemental Indenture contains various restrictive covenants, relating to the Operating Partnership's and the Company's aggregate unsecured debt, aggregate secured debt, maintenance of unencumbered assets and debt service coverage. The Second Supplemental Indenture modifies the secured debt test and adds a covenant related to the provision of financial information. The Company provided a Limited Guarantee with respect to the Notes for losses suffered solely by reason of fraud or willful misrepresentation by the Operating Partnership or its affiliates.
After deducting underwriting discounts and other offering expenses, the net proceeds from the sale of the Notes was approximately $218.9 million. The Operating Partnership intends to use the net proceeds to reduce amounts outstanding under its unsecured revolving credit facilities and for general business purposes. Affiliates of certain of the Underwriters are lenders under the Operating Partnership’s revolving credit facilities and term loans and will receive their pro rata portions of any amounts repaid under these loans. In addition, the Underwriters and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company, the Operating Partnership and their affiliates. They have received or will continue to receive customary fees and commissions for these transactions.

The description set forth above is qualified in its entirety by the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Limited Guarantee and the global note evidencing the $225 million of additional Notes sold in this offering.
Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
Not applicable

(b)	Pro Forma Financial Information
Not applicable

(c)	Shell Company Transactions
Not applicable

(d)	Exhibits

Exhibit Number	Description
4.14.1
Indenture, dated as of November 26, 2013, among CBL & Associates Limited Partnership, CBL & Associates Properties, Inc. and U.S. Bank National Association. Incorporated by reference to Current Report on Form 8-K dated and filed on November 26, 2013.*

4.14.2
First Supplemental Indenture, dated as of November 26, 2013, among CBL & Associates Limited Partnership, CBL & Associates Properties, Inc. and U.S. Bank National Association. Incorporated by reference to Current Report on Form 8-K dated and filed on November 26, 2013.*

4.14.3
Second Supplemental Indenture, dated as of December 13, 2016, among CBL & Associates Limited Partnership, CBL & Associates Properties, Inc. and U.S. Bank National Association. Incorporated by reference to Current Report on Form 8-K dated and filed on December 13, 2016. *

4.14.4	Limited Guarantee, dated as of November 26, 2013, of CBL & Associates Properties, Inc. Incorporated by reference to Current Report on Form 8-K dated and filed on November 26, 2013.*
4.14.8	Global note evidencing the 5.950% Senior Notes Due 2026.
* Commission File No. 1-12494 and 333-182515-01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel
___________________________________
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel
___________________________________
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: September 1, 2017